SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2002

ACCREDO HEALTH, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	000-25769	62-1642871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 Century Center Pkwy
Suite 101
Memphis, Tennessee 38134
(Address of Principal Executive Offices)

(901) 385-3688
(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX

Item 2. Acquisition or Disposition of Assets.

     On June 13, 2002, Accredo Health, Incorporated acquired substantially all of the assets of the specialty pharmaceutical services business (“SPS Business”) of Gentiva Health Services, Inc., pursuant to the Asset Purchase Agreement entered into by the parties on January 2, 2002. The acquisition included the purchase of all of the capital stock of three subsidiaries of Gentiva that were engaged exclusively in the SPS Business. The aggregate purchase price paid for the SPS Business by Accredo was $207.5 million in cash plus 5,060,976 shares of Accredo common stock. In addition, Accredo assumed certain liabilities of the SPS Business as set forth in the Asset Purchase Agreement. Adjustments to the purchase price may be made for changes in the net book value of the SPS Business as of the closing date, prepared by the accounting firms of Accredo and Gentiva. In the event of a post-closing purchase price adjustment in accordance with the Asset Purchase Agreement, the amount of such adjustment will be paid in cash by Gentiva or Accredo, as applicable.

     The foregoing description of the acquisition of the SPS Business does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of January 2, 2002, by and between Accredo Health, Incorporated, Gentiva Health Services, Inc. and the Sellers named therein (filed as Annex A to the Joint Proxy Statement-Prospectus filed as part of the Registrant’s Form S-4 Registration Statement (No. 333-82396) filed February 8, 2002, as amended, and incorporated herein by reference)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCREDO HEALTH, INCORPORATED (Registrant)

Date:	June 21, 2002	By:	/s/ Thomas W. Bell, Jr.

Thomas W. Bell, Jr. Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of January 2, 2002, by and between Accredo Health, Incorporated, Gentiva Health Services, Inc. and the Sellers named therein (filed as Annex A to the Joint Proxy Statement-Prospectus filed as part of the Registrant’s Form S-4 Registration Statement (No. 333-82396) filed February 8, 2002, as amended, and incorporated herein by reference)